                                                                    EXHIBIT 99.3

      [THIS FORM OF CONSENT IS TO BE USED ONLY IF A STOCKHOLDER OTHER THAN
                      CEDE & CO. IS THE HOLDER OF RECORD]

                          DEEPTECH INTERNATIONAL INC.
                            FORM OF WRITTEN CONSENT
                                       OF
                                  STOCKHOLDER

       PURSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW OF DELAWARE

     The undersigned, being the holder of record of the shares (the "Shares") of common stock, par value $0.01 per share, of DeepTech International Inc., a Delaware corporation (the "Corporation"), listed on Schedule 1 hereto, HEREBY CONSENTS IN WRITING, in accordance with Section 228 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation, to the adoption of the following resolution and the taking of all action permitted thereby, without a meeting, without prior notice and without a vote.

          RESOLVED, that the Agreement and Plan of Merger, dated as of February 27, 1998 (the "Merger Agreement"), as amended by Amendment No. 1 dated
                 , 1998 (as amended, the "Amended Merger Agreement"), among DeepTech, El Paso Natural Gas Company ("El Paso"), El Paso Acquisition Company, a wholly owned subsidiary of El Paso ("Merger Sub") and El Paso Energy Corporation, a wholly owned subsidiary of El Paso ("El Paso Energy"), and the merger contemplated by the Amended Merger Agreement be, and they hereby are approved, adopted, ratified and confirmed in all respects.

     The name and address of the beneficial owner and the number of Shares owned by such beneficial owner are as follows:

                      NAME AND ADDRESS
                    OF BENEFICIAL OWNER                        NUMBER OF SHARES
                    -------------------                        ----------------

     IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of
the      day of           , 1998.

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